Exhibit 99.5

Achieving Milestones
2016 Incentive Plan – Performance Goals
75 Stretch $158.70 60 Stretch $175
50 Target $138.00 40 Target $195
25 Minimum $117.30 20 Minimum $215
Below minimum: 0%
Minimum: 50%
At target: 100%
At or above stretch: 150%
SEC
15 Stretch .17
10 Tolerance .27
5 Minimum .37
HSE Performance
STONE

Achieving Milestones
EBITDA - Target 50 points
Performance Level Q1 ($MM) Q2 ($MM) Q3 ($MM) Q4 ($MM)
Full Year EBITDA ($MM)
Maximum $30.02 $40.36 $43.24 $45.08 $158.70
Target $26.10 $35.10 $37.60 $39.20 $138.00
Threshold $22.19 $29.83 $31.96 $33.32 $117.30
Target EBITDA Calculation
Pre-Tax Income
+ Interest Expense
+DD&A and Accretion
+Rig Expenses (shifted to Capital Spend)
+Non-recurring
= EBITDA for Target
STONE

Achieving Milestones
Capital Expenditure - Target 40 points
Performance Level Q1 ($MM) Q2 ($MM) Q3 ($MM) Q4 ($MM) Full Year CAPEX ($MM)
Maximum $75.18 $37.94 $27.27 $34.61 $175.00
Target $83.65 $42.32 $30.42 $38.61 $195.00
Threshold $92.35 $46.61 $33.51 $42.53 $215.00
Target Capital Expenditure Calculation
Capital Expenditures +Rig Expenses (shifted from EBITDA)
= Capital Expenditure Target
STONE

Achieving Milestones
Safety - Target 10 points
Safety # of Events
Injuries
Third Party Recordables 20% 0
SGY & Contractor Recordables 30% 0
SGY, Contractor, 3rd Party DART 50% 0
50% of safety score will be calculated in final score
Spills
Environment # of Events
Less than 10 gal 20% 0
Between 10 gal & 1 bbl 30% 0
Greater than 1 bbl 50% 0
30% of environment score will be calculated in final score
Fines
Compliance # of Events
Less than $1k 20% 0
Between $1k & $25k 30% 0
Greater than $25k 50% 0
20% of compliance score will be calculated in final score
2016 SEC Proposal
Safety 50% 0.00
HSE Score 0.00
Environment 30% 0.00
Compliance 20% 0.00
SCORE
Stretch .17
10 Tolerance .27
Minimum .37
same for each quarter
4
STONE
ENERGY

STONE ENERGY CORPORATION 2016 PERFORMANCE INCENTIVE PLAN

QUARTERLY REPORT ON GOALS

		1Q		2Q		3Q
		Actual	Points	Actual	Points	Actual	Points

	EBITDA	$42.29	75	$38.64	67	$48.84	75
	CAP EX	$86.73	33	$43.08	36	$43.51	0
	HSE	0.02	15	0.16	15	0.27	10

TOTAL POINTS EARNED			123		118		85

TOTAL POINTS APPROVED			123		118		60

2016 Director Gift Match Program Summary

	Budget	Contribution	Match	Balance
David Lawrence	$10,000.00	$—	$—	$10,000.00

Christmas, George R.	$10,000.00	$1,667.00	$1,000.00	$9,000.00

Duplantis, B.J.	$10,000.00	$—	$—	$10,000.00

Kinnear, Peter	$10,000.00	$—	$—	$10,000.00

Laborde, John	$10,000.00	$—	$—	$10,000.00

Murley, Bob	$10,000.00	$—	$—	$10,000.00

Powell, Don	$10,000.00	$—	$—	$10,000.00

Pattarozzi, Richard A.	$10,000.00	$13,800.00	$10,000.00	$—

Priestly, Kay	$10,000.00	$—	$—	$10,000.00

Phyllis Taylor	$10,000.00	$—	$—	$10,000.00

Grand Total	$100,000.00	$15,467.00	$11,000.00	$89,000.00